Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-136482) and Forms S-8 (File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-79503, File No. 333-62078, File No. 333-76488 and File No. 333-134509) of D&E Communications, Inc. of our report dated January 25, 2005, except for Note 5, for the which the date is March 1, 2005, on our audits of the consolidated financial statements of EuroTel LLC which appears in this Form 10-K.

/s/ Kiesling Associates LLP

Colorado Springs, Colorado

March 8, 2007